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                                                             Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement
No. 33-80056 on Form S-8 of Winthrop Resources Corporation of our report dated February 5, 1997 relating to the balance sheets of Winthrop Resources Corporation as of December 31, 1996 and 1995, and the related statements of earnings, common shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of Winthrop Resources Corporation.

                                                  /s/ KPMG Peat Marwick

Minneapolis, Minnesota
March 27, 1997